Exhibit 99.1

LifeVantage Announces Financial Results for the

Third Quarter of Fiscal 2026

Salt Lake City, UT, May 6, 2026, LifeVantage Corporation (Nasdaq: LFVN), a leading health and wellness company with products designed to activate optimal health processes at the cellular level, today reported financial results for its third fiscal quarter ended March 31, 2026.

Third Quarter Fiscal 2026 Summary*:

•
Revenue was $43.7 million, a decrease of 25.2% from the prior year period;
•
Revenue in the Americas decreased 28.9%, and revenue in Asia/Pacific & Europe decreased 7.7%;
•
Net income per diluted share was $0.11, versus $0.26 per diluted share a year ago;
•
Adjusted earnings per diluted share was $0.12, compared to $0.26 a year ago; and
•
Adjusted EBITDA was $3.2 million compared to $6.4 million a year ago.

* All comparisons are on a year over year basis and compare the third quarter of fiscal 2026 to the third quarter of fiscal 2025, unless otherwise noted.

"Third quarter results were softer than we anticipated as lower sales of our MindBody GLP-1 System® were only partially offset by the addition of LoveBiome," said Michael Beindorff, Interim CEO of LifeVantage. "Despite top-line headwinds, we remained focused on managing expenses and allocating capital, enabling us to continue repurchasing shares while maintaining a strong balance sheet and cash position. That said, we are not satisfied with our performance and are laser focused on making the changes necessary to improve results going forward. With our science-backed approach to nutrigenomics, diversified product portfolio, passionate consultant community, and strong financial foundation, LifeVantage is in a compelling position in the rapidly expanding health and wellness market with significant growth potential ahead, and we intend to realize that potential."

Third Quarter Fiscal 2026 Results

For the third quarter ended March 31, 2026, the Company reported revenue of $43.7 million, a 25.2% decrease compared to revenue of $58.4 million in the third quarter of fiscal 2025. Revenue in the Americas region for the third quarter of fiscal 2026 decreased 28.9% primarily due to declines in sales of the MindBody GLP-1 System®, partially offset by sales of LoveBiome, which the Company acquired in October 2025. Revenue in the Asia/Pacific & Europe region decreased 7.7%; on a constant currency basis, revenue in the Asia/Pacific & Europe region decreased approximately 8.9%.

Gross profit for the third quarter of fiscal 2026 was $34.5 million, or 79.0% of revenue, compared to $47.3 million, or 81.0% of revenue, for the same period in fiscal 2025. The decrease in gross profit as a percentage of revenue was primarily due to an allowance for inventory obsolescence related to the MindBody GLP-1 System®, along with increases in shipping and warehouse related expenses. Adjusted for the allowance for inventory obsolescence, non-GAAP gross profit was $34.7 million, or 79.4% of revenue.

Commissions and incentives expense for the third quarter of fiscal 2026 was $19.0 million, or 43.5% of revenue, compared to $26.2 million, or 44.8% of revenue, for the same period in fiscal 2025. The decrease in commissions and incentives expenses as a percentage of revenue compared to the prior year period is primarily due to the timing and magnitude of promotional and incentive programs and changes to the mix of customers and independent consultants in our overall Active Accounts.

Selling, general and administrative (SG&A) expense for the third quarter of fiscal 2026 was $13.9 million, or 31.7% of revenue, compared to $17.1 million, or 29.2% of revenue, for the same period in fiscal 2025. The increase in SG&A expenses as a percentage of revenue was primarily due to the overall decrease in sales volume.

Operating income for the third quarter of fiscal 2026 was $1.7 million compared to $4.1 million for the third quarter of fiscal 2025. Adjusted non-GAAP operating income for the third quarter of fiscal 2026 was $1.8 million compared to adjusted non-GAAP operating income of $4.1 million for the third quarter of fiscal 2025.

Net income for the third quarter of fiscal 2026 was $1.4 million, or $0.11 per diluted share, compared to $3.5 million, or $0.26 per diluted share for the third quarter of fiscal 2025. Adjusted non-GAAP net income for the third quarter of fiscal 2026 was $1.5 million, or $0.12 per diluted share, compared to adjusted non-GAAP income of $3.5 million, or $0.26 per diluted share, for the third quarter of fiscal 2025.

Adjusted EBITDA was $3.2 million for the third quarter of fiscal 2026, versus $6.4 million for the comparable period in fiscal 2025.

Balance Sheet & Liquidity

The Company generated $5.5 million of cash from operations during the first nine months of fiscal 2026 compared to $10.8 million in the same period in fiscal 2025. The Company's cash and cash equivalents at March 31, 2026 were $12.5 million, compared to $20.2 million at June 30, 2025, and there was no debt outstanding.

Share Repurchase

During the first nine months of fiscal 2026, the Company repurchased approximately 250,000 of its common shares for an aggregate price of approximately $1.6 million. As of March 31st, there was $59.0 million remaining under the $60 million share repurchase program approved by the Company’s Board of Directors in January.

Dividend Announcement

Today the Company announced the declaration of a cash dividend of $0.05 per common share, an 11.1% increase from the previous quarterly dividend of $0.045 per common share. The dividend will be paid on June 15, 2026 to all stockholders of record at the close of business on June 1, 2026.

Fiscal Year 2026 Guidance

The Company anticipates fiscal 2026 revenue, adjusted EBITDA, and adjusted earnings per share to be close to the lower end of our previously issued guidance range. The Company expects a full year tax rate of approximately 18% to 20%. This guidance reflects the current trends in the business and the Company's strategic initiatives, including international expansion and new product launches. The Company's guidance for adjusted non-GAAP EBITDA and adjusted non-GAAP earnings per diluted share excludes any non-operating or non-recurring expenses that may materialize during fiscal 2026.

Conference Call Information

The Company will hold an investor conference call today at 2:30 p.m. MST (4:30 p.m. EST). Investors interested in participating in the live call can dial (877) 704-4453 from the U.S. or international callers can dial (201) 389-0920. A telephone replay will be available approximately two hours after the call concludes and will be available through Wednesday, May 20, 2026, by dialing (844) 512-2921 from the U.S. and entering confirmation code 13759699, or (412) 317-6671 from international locations, and entering confirmation code 13759699.

There will also be a simultaneous, live webcast available on the Investor Relations section of the Company's web site at https://lifevantage.gcs-web.com/events-and-presentations. The webcast will be archived for approximately 30 days.

About LifeVantage Corporation

LifeVantage Corporation (Nasdaq: LFVN), the Activation company, is a pioneer in nutrigenomics—the study of how nutrition and naturally occurring compounds can unlock your genes and the health coded within. Our products work with your unique biology and help your body make what it needs for health. The line of scientifically validated activators includes the flagship Protandim® family of products, TrueScience® Liquid Collagen, the MindBody GLP-1 System®, the newest comprehensive gut activator from LoveBiome P84, the Activation-supporting nutrients such as Omega, D3+, and the Rise AM & Reset PM System®, as well as AXIO® nootropic and hydration energy drink mixes, the full TrueScience® line of skin and hair care products, and Petandim®, a pet supplement formulated to combat oxidative stress in dogs. Our independent Consultants sell our products to Customers and share the business opportunity with entrepreneurs seeking to begin their own business. LifeVantage was founded in 2003 and is headquartered in Lehi, Utah. For more information, visit www.lifevantage.com.

Cautionary Note Regarding Forward Looking Statements

This document contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as "believe," "will," "hopes," "intends," "estimates," "expects," "projects," "plans," "anticipates," "look forward to," "goal," “may be,” and variations thereof, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. The declaration and/or payment of a dividend during any quarter provides no assurance as to future dividends, and the timing and amount of future dividends, if any, could vary significantly in comparison both to past dividends and to current expectations. Examples of forward-looking statements include, but are not limited to, expected financial performance, including revenue margins, statements we make regarding executing against and the benefits of our key initiatives, future growth, including geographic and product expansion, and expected dividend payments in future quarters. Such forward-looking statements are not guarantees of performance and the Company's actual results could differ materially from those contained in such statements. These forward-looking statements are based on the Company's current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties include, among others, further deterioration to the global economic and operating environments, as well as those discussed in greater detail in the Company's Annual Report on Form 10-K and the Company's Quarterly Report on Form 10-Q under the caption "Risk Factors," and in other documents filed by the Company from time to time with the Securities and Exchange Commission (the “SEC”). The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this document, except as required by law.

About Non-GAAP Financial Measures

We define Non-GAAP EBITDA as earnings before interest expense, income taxes, depreciation and amortization and Non-GAAP Adjusted EBITDA as earnings before interest expense, income taxes, depreciation and amortization, stock compensation expense, other income, net, and certain other adjustments. Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We define Non-GAAP Net Income as GAAP net income less certain tax adjusted non-recurring one-time expenses incurred during the period and Non-GAAP Earnings per Share as Non-GAAP Net Income divided by weighted-average shares outstanding.

We are presenting Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share because management believes that they provide additional ways to view our operations when considered with both our GAAP results and the reconciliation to net income, which we believe provides a more complete understanding of our business than could be obtained absent this disclosure. Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share are presented solely as supplemental disclosure because: (i) we believe these measures are a useful tool for investors to assess the operating performance of the business without the effect of these items; (ii) we believe that investors will find this data useful in assessing shareholder value; and (iii) we use Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share internally as benchmarks to evaluate our operating performance or compare our performance to that of our competitors. The use of Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings per Share has limitations and you should not consider these measures in isolation from or as an alternative to the relevant GAAP measure of net income prepared in accordance with GAAP, or as a measure of profitability or liquidity.

The tables set forth below present reconciliations of Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings per Share, which are non-GAAP financial measures to Net Income and Earnings per Share, our most directly comparable financial measures presented in accordance with GAAP.

Investor Relations Contacts:

Reed Anderson, ICR

(646) 277-1260

reed.anderson@icrinc.com

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31, 2026	June 30, 2025
(In thousands, except per share data)
ASSETS
Current assets
Cash and cash equivalents	$12,483	$20,201
Accounts receivable	2,420	3,294
Income tax receivable	2,200	635
Inventory, net	18,382	20,669
Prepaid expenses and other	3,829	6,095
Total current assets	39,314	50,894
Property and equipment, net	6,850	6,207
Right-of-use assets	6,908	8,041
Intangible assets, net	3,187	245
Goodwill	472	—
Deferred income tax asset	4,805	5,970
Other long-term assets	591	601
TOTAL ASSETS	$62,127	$71,958
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$5,147	$4,600
Commissions payable	5,948	7,237
Lease liabilities	1,885	1,867
Other accrued expenses	7,121	13,513
Total current liabilities	20,101	27,217
Long-term lease liabilities	8,321	9,811
Other long-term liabilities	366	289
Total liabilities	28,788	37,317
Commitments and contingencies
Stockholders’ equity
Preferred stock — par value $0.0001 per share, 5,000 shares authorized, no shares issued or outstanding	—	—
Common stock — par value $0.0001 per share, 40,000 shares authorized and 12,609 and 12,429 issued and outstanding as of March 31, 2026 and June 30, 2025, respectively	1	1
Additional paid-in capital	138,726	139,962
Accumulated deficit	(103,656)	(104,147)
Accumulated other comprehensive loss	(1,732)	(1,175)
Total stockholders’ equity	33,339	34,641
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$62,127	$71,958

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2026	2025	2026	2025
(In thousands, except per share data)
Revenue, net	$43,716	$58,440	$140,209	$173,416
Cost of sales	9,172	11,113	31,639	33,799
Gross profit	34,544	47,327	108,570	139,617
Operating expenses:
Commissions and incentives	19,001	26,208	59,591	79,038
Selling, general and administrative	13,865	17,066	44,546	50,528
Total operating expenses	32,866	43,274	104,137	129,566
Operating income	1,678	4,053	4,433	10,051
Other income (expense):
Interest income, net	24	131	131	320
Other expense, net	(46)	(4)	(194)	(524)
Total other income (expense)	(22)	127	(63)	(204)
Income before income taxes	1,656	4,180	4,370	9,847
Income tax expense	(294)	(710)	(577)	(2,001)
Net income	$1,362	$3,470	$3,793	$7,846
Net income per share:
Basic	$0.11	$0.28	$0.30	$0.64
Diluted	$0.11	$0.26	$0.30	$0.60
Weighted-average shares outstanding:
Basic	12,625	12,350	12,555	12,227
Diluted	12,660	13,300	12,757	12,985

LIFEVANTAGE CORPORATION AND SUBSIDIARIES

Revenue by Region
(Unaudited)

	Three Months Ended March 31,				Nine Months Ended March 31,
	2026		2025		2026		2025
Americas	$34,268	78.4%	$48,201	82.5%	$110,006	78.5%	$142,246	82.0%
Asia/Pacific & Europe	9,448	21.6%	10,239	17.5%	30,203	21.5%	31,170	18.0%
Total	$43,716	100.0%	$58,440	100.0%	$140,209	100.0%	$173,416	100.0%

Active Accounts
(Unaudited)

	As of March 31,				Change from Prior	Percent
	2026		2025		Year	Change
Active Independent Consultants
Americas	30,000	66.7%	35,000	67.3%	(5,000)	(14.3)%
Asia/Pacific & Europe	15,000	33.3%	17,000	32.7%	(2,000)	(11.8)%
Total Active Independent Consultants	45,000	100.0%	52,000	100.0%	(7,000)	(13.5)%
Active Customers
Americas	51,000	79.7%	74,000	84.1%	(23,000)	(31.1)%
Asia/Pacific & Europe	13,000	20.3%	14,000	15.9%	(1,000)	(7.1)%
Total Active Customers	64,000	100.0%	88,000	100.0%	(24,000)	(27.3)%
Active Accounts
Americas	81,000	74.3%	109,000	77.9%	(28,000)	(25.7)%
Asia/Pacific & Europe	28,000	25.7%	31,000	22.1%	(3,000)	(9.7)%
Total Active Accounts	109,000	100.0%	140,000	100.0%	(31,000)	(22.1)%

(1) Active Independent Consultants have purchased product in the prior three months for retail or personal consumption.
(2) Active Customers have purchased product in the prior three months for personal consumption only.
(3) Total Active Accounts is the sum of Active Independent Consultant accounts and Active Customer accounts.

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP Net Income to Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA
(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2026	2025	2026	2025
(In thousands)
GAAP Net Income	$1,362	$3,470	$3,793	$7,846
Interest income, net	(24)	(131)	(131)	(320)
Provision for income taxes	294	710	577	2,001
Depreciation and amortization	714	802	2,076	2,406
Non-GAAP EBITDA	2,346	4,851	6,315	11,933
Adjustments:
Stock compensation expense	704	1,522	2,083	4,160
Other expense, net	46	4	194	524
Other adjustments(1)	85	51	2,390	713
Total adjustments	835	1,577	4,667	5,397
Non-GAAP Adjusted EBITDA	$3,181	$6,428	$10,982	$17,330

(1) Other adjustments breakout:
MB System allowance for inventory obsolescence	183	—	2,551	—
LoveBiome acquisition costs	—	—	201	—
Change in fair value of earnout	(100)	—	(400)	—
Key management severance expenses	—	—	—	188
Executive team recruiting and transition expenses	—	51	—	525
Other nonrecurring expenses, net of credits	2	—	38	—
Total adjustments	$85	$51	$2,390	$713

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP Net Income to Non-GAAP Net Income and Non-GAAP Adjusted EPS
(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2026	2025	2026	2025
(In thousands, except per share data)
GAAP Net Income	$1,362	$3,470	$3,793	$7,846
Adjustments:
MB System allowance for inventory obsolescence	183	—	2,551	—
LoveBiome acquisition costs	—	—	201	—
Change in fair value of earnout	(100)	—	(400)	—
Key management severance expenses	—	—	—	188
Executive team recruiting and transition expenses	—	51	—	525
Other nonrecurring expenses, net of credits	2	—	38	—
Tax impact of adjustments(1)	100	(11)	(430)	(164)
Total adjustments, net of tax	185	40	1,960	549
Non-GAAP Net income:	$1,547	$3,510	$5,753	$8,395

	March 31, 2026		June 30, 2025
	2026	2025	2026	2025

Diluted earnings per share, as reported	$0.11	$0.26	$0.30	$0.60
Total adjustments, net of tax	0.01	0.00	0.15	0.04
Diluted earnings per share, as adjusted(2)	$0.12	$0.26	$0.45	$0.65

(1) Tax impact is based on the estimated annual tax rate for the years ended June 30, 2026 and 2025, respectively.
(2) May not add due to rounding.

Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit
(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2026	2025	2026	2025
(In thousands, except percentage data)
Revenue, net	$43,716	$58,440	$140,209	$173,416
Cost of sales	9,172	11,113	31,639	33,799
GAAP Gross profit	34,544	47,327	108,570	139,617
GAAP Gross profit percentage	79.0%	81.0%	77.4%	80.5%

Adjustments:
MindBody GLP-1 System™ allowance for inventory obsolescence	183	—	2,551	—
GAAP Gross profit	34,727	47,327	111,121	139,617
GAAP Gross profit percentage	79.4%	81.0%	79.3%	80.5%